UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

Tri-Isthmus Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIGroup™

TRI-ISTHMUS GROUP, INC.
149 South Barrington Ave.
Suite 808
Los Angeles, CA 90049
U.S.A.

T: 818-887-6659
F: 818-887-6659
www.tig3.com

January 5, 2006

To Our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Tri-Isthmus Group, Inc. (the “Company”) to be held on Friday, January 26, 2007 at 11:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201.

Details regarding the business to be conducted at the meeting are fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I urge you to exercise your rights as a stockholder to vote and participate in this process. Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote in person or by mailing a proxy card. Voting by phone or by written proxy will ensure your representation at the annual meeting if you do not attend and vote in person. Please review the instructions on the proxy card regarding each of these voting options.

Your Board of Directors and management are committed to the success of the Company and the enhancement of your investment. As Co-Chairman of the Board of Directors and Co-Chief Executive Officer, I thank you for your ongoing support and continued interest in the Company.

Sincerely,
/s/ David Hirschhorn
David Hirschhorn
Co-Chairman and Co-Chief Executive Officer

Tri-Isthmus Group, Inc.

149 South Barrington Ave.
Suite 808
Los Angeles, California 90049

TRI-ISTHMUS GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), will be held on Friday, January 26, 2007, at 11:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, for the following purposes:

1.                To elect five (5) directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2.                To ratify the appointment of Mendoza Berger & Company, L.L.P., as the independent accountants of the Company for the fiscal year ending January 31, 2007; and

3.                To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2006 is being mailed to stockholders together with the Proxy Statement.

Stockholders of record at the close of business on December 26, 2006, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,
/s/ David Hirschhorn
David Hirschhorn
Co-Chairman and Co-Chief Executive Officer

January 5, 2007

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY TODAY.

Tri-Isthmus Group, Inc.

149 South Barrington Ave.
Suite 808
Los Angeles, California 90049

PROXY STATEMENT

2006 Annual Meeting of Stockholders
To Be Held on January 26, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri-Isthmus Group, Inc. (the “Board of Directors”) for use at our 2006 Annual Meeting of Stockholders to be held on Friday, January 26, 2007 at 11:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, and at any adjournments or postponements thereof, for the following purposes:

1.                To elect five directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2.                To ratify the appointment of Mendoza Berger & Company, L.L.P., as the independent accountants of the Company for the fiscal year ending January 31, 2007; and

3.                To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.

These proxy solicitation materials were mailed on or about January 5, 2007, to all stockholders entitled to vote at the 2006 Annual Meeting of the stockholders of the Company.

GENERAL

Record Date; Stockholders Entitled to Vote

Only stockholders of record at the close of business on December 26, 2006 (the “record date”) are entitled to vote at the annual meeting or at any postponements or adjournments thereof. As of the close of business on December 26, 2006 there were 3,673,947 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 67,600 shares of Series 1-A Preferred Stock, 3,900 shares of Series 2-A Preferred Stock and 1,842 shares of Series 5-A Preferred Stock outstanding and entitled to vote at the meeting.

Each share of the Common Stock is entitled to one vote, each share of the Company’s Series 1-A Preferred Stock is entitled to 1.53 votes for a total of approximately 103,428 votes, each share of Series 2-A Preferred Stock is entitled to 1.97 votes for a total of approximately 7,683 votes and each share of Series 5-A Preferred Stock is entitled to 3,200 votes for a total of 5,894,400 votes. Fractional shares shall not be entitled to a vote. The holders of the Common Stock and preferred stock will vote together as a single class at the meeting. Shares may not be voted cumulatively for the election of directors.

Quorum

The presence in person, or by a properly executed proxy, of the holders of securities entitled to cast a majority of the votes at the annual meeting is necessary to constitute a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. In general, shares represented by a properly executed proxy will be counted as shares present and entitled to vote at the annual meeting for the purposes of determining a quorum, without regard to whether the proxy reflects votes withheld or abstentions or reflects a broker non-vote on a matter (i.e., where a proxy is not voted on a particular matter because voting instructions have not been received and the broker does not have discretionary authority to vote).

Vote Required

Under Delaware law, directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting (Proposal 1). This means that the director nominees with the most affirmative votes will be elected to fill the available seats. If you vote “Withheld” with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated and will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the voting power present in person or by proxy is required to ratify the appointment of Mendoza Berger & Company, L.L.P., as the independent accountants of the Company for the fiscal year ending January 31, 2007. Abstentions will count as a vote against this proposal, but broker non-votes will have no effect.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the election of management’s director nominees and “FOR” the proposal to ratify the appointment of Mendoza Berger & Company, L.L.P.

Voting

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

You can revoke your proxy at any time before it is voted at the annual meeting by sending written notice to our Los Angeles, California office addressed to our Secretary, submitting another timely proxy by mail or attending the annual meeting and voting in person.

“Householding” of Proxy Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder of the Company who contacts the Company’s investor relations department at (818) 887-6659 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting at the annual meeting.

Validity

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxy cards will be determined by the inspectors of the election. The determination of the inspectors of the election will be final and binding. We may accept proxies by any reasonable form of communication so long as we can reasonably be assured that the communication is authorized by one of our stockholders.

Solicitation

Proxies are being solicited by and on behalf of our Board of Directors. We will pay the cost of soliciting proxies from our stockholders as well as all mailing fees incurred in connection with this proxy statement. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our Common Stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.

Deadline for Receipt of Stockholder Proposals

We currently intend to hold our 2007 Annual Meeting of Stockholders in December, 2007 and to mail proxy statements relating to the 2007 Annual Meeting in November, 2007. Stockholder proposals intended to be presented at the 2007 Annual Meeting and included in the proxy statement and form of proxy relating to that meeting must be received by us in writing to our offices in Los Angeles, California, addressed to our Secretary, by August 31, 2007, in order to be considered timely. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. In addition, the proxy solicited by the Board of Directors relating to the 2007 Annual Meeting may confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal by August 31, 2007.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors. All five current directors will stand for election at the annual meeting. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee, if elected, will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2007 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

The following table sets forth the names, ages and positions with the Company, followed by a description of each nominee’s business experience and public company directorships held during the past five years, and any arrangement or understanding pursuant to which such person was selected as a director or nominee. There are no family relationships among our directors or executive officers.

Nominees

Name	Age	Position
David Hirschhorn	45	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Todd Parker	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Dennis M. Smith	55	Director
Robert N. Schwartz, PhD.(1)	66	Director
Richardson E. Sells(1)	60	Director

(1)          Member of the Audit Committee

David Hirschhorn.   Mr. Hirschhorn has served on our Board of Directors and as Co-Chairman, Co-Chief Executive Officer and Co-Chief Financial Officer since July 18, 2005. A specialist in financing and turnarounds, Mr. Hirschhorn has managed and/or consulted in over $1 billion in transactions. In 2001, Mr. Hirschhorn founded the Amara Group, an investment firm he co-managed. Previously, he was a CEO and chairman of a number of turnarounds and start-ups. From 1994 to 1997, Mr. Hirschhorn was a managing director at Cruttenden Roth (now known as Roth Capital Partners), where he advised clients and raised capital in a wide variety of industries. Prior to Cruttenden Roth, he worked at The Nikko Securities Co. International, Inc. as a vice president in their New York office, where as part of a team he built a new department that provided financial advice and raised capital for domestic and international clients. He also worked for Deloitte & Touche as a senior consultant in New York, and began his career as a consultant for KPMG Peat Marwick. Mr. Hirschhorn earned a BA from the University of Michigan in Political Science.

Todd Parker.   Mr. Parker has served on our Board of Directors and as Co-Chairman, Co-Chief Executive Officer and Co-Chief Financial Officer since July 18, 2005. Since 2002, Mr. Parker has been a Managing Director at Hidden River, LLC, a firm specializing in Mergers and Acquisitions consulting services to the wireless and communications industry. Previously and from 2000 to 2002, Mr. Parker was the founder and CEO of HR One, a human resources solutions provider and software company. Mr. Parker has also held senior executive and general manager positions with AirTouch Corporation where he managed over 15 corporate transactions and joint venture formations with a total value of over $6 billion. Prior to AirTouch, Mr. Parker worked for Arthur D. Little as a consultant. Mr. Parker earned a BS from Babson College in Entrepreneurial Studies and Communications.

Dennis M. Smith.   Mr. Smith has served on our Board of Directors and was our Vice Chairman from June 2001 through August 2005, following our acquisition of substantially all of the assets of NetCel360. He was our Chief Strategy Officer from July 2001 through July 2005 and was also our Chief Financial Officer from December 2001 through July 2005. Mr. Smith was a co-founder of NetCel360 and has lived and worked in finance in Asia since 1976. In 1984 he co-founded ChinaVest, one of the earliest and largest independent private equity firms in Asia. Prior to joining ChinaVest, Mr. Smith held senior positions in commercial banking and investment banking with First Chicago Corp. in Hong Kong, Singapore and the Philippines. Since February of 2006, Mr. Smith is the Chief Executive Officer and the Director of Cross Shore Acquisition Corp., a Delaware corporation, listed on the Alternative Investment Market of the London Stock Exchange. He holds an MBA degree from Loyola University of Chicago.

Robert N. Schwartz, Ph.D.   Dr. Schwartz has served on our Board of Directors since August 1998. Since 1979, Dr. Schwartz has been a visiting professor at U.C.L.A and, since December 2000, the owner of a scientific consulting company, Channel Islands Scientific Consulting. From 1981 to 2000, Dr. Schwartz was a Senior Research Scientist at HRL Laboratories, LLC, Malibu, California. He has a B.A. in Mathematics, Chemistry and Physics, an M.S. in Chemical Physics from the University of Connecticut and a Ph.D. in Chemical Physics from the University of Colorado.

Richardson E. Sells.   Mr. Sells has served on our Board of Directors since April 2005. From January 29, 2001, Mr. Sells has served as Vice-President Global Sales, Cargo, of Northwest Airlines, Inc. Prior to joining Northwest Airlines, Mr. Sells was Managing Director, Hong Kong and China, for CV Transportation Services, LDC, from 1995 through December 31, 2000. Mr. Sells attended the University of Tennessee and has a Bachelors of Science degree from East Tennessee State University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2

RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On November 23, 2005, the audit committee (“Audit Committee”) of the Board of Directors of the Company dismissed PricewaterhouseCoopers (“PWC”) as the Registrant’s independent registered public accounting firm. Except as noted in the next sentence, the reports of PricewaterhouseCoopers on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The report of PricewaterhouseCoopers on the financial statements of the registrant as of January 31, 2005 and 2004 and for each of the three years in the period ended January 31, 2005 included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended January 31, 2005 and 2004 and the interim period through November 23, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused it to make reference thereto in its reports on the financial statements for such periods, and there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

On November 29, 2005, Company engaged the firm of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as the Company’s principal independent accountant to audit the Company’s financial statements. The Audit Committee approved the engagement of Singer Lewak. Prior to the engagement of Singer Lewak, neither the Company nor any person on the Company’s behalf consulted Singer Lewak regarding either (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On March 3, 2006, the Audit Committee approved the dismissal of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as the Company’s independent registered public accounting firm. Singer Lewak did not make any report on the financial statements of the Company for either of the past two years. During the fiscal years ended January 31, 2005 and 2006 and the interim period through March 3, 2006, there were no disagreements with Singer Lewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to he satisfaction of Singer Lewak, would have caused Singer Lewak to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 6, 2006, the Company engaged the firm of Mendoza Berger & Company, L.L.P. (“Mendoza Berger”) as the Company’s principal independent accountant to audit the Company’s financial statements. The Audit Committee approved the engagement of Mendoza Berger. Prior to the engagement of Mendoza Berger, neither the Company nor any person on the Company’s behalf consulted Mendoza Berger regarding either (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Board of Directors, following the recommendation of its Audit Committee, has retained Mendoza Berger as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 2007. Mendoza Berger has served the Company as its independent accountants and independent auditors since March 6, 2006. Representatives of Mendoza Berger are not expected to be present at the Annual Meeting, but are expected to be available by telephone to respond to appropriate questions at the Annual Meeting.

Although this appointment of Mendoza Berger as independent accountants is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment.  If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock and preferred stock present in person or represented by proxy at the annual meeting) is not received, the Board will reconsider the appointment. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.

We have engaged Mendoza Berger to audit our financial statements for Fiscal 2007. Singer Lewak Greenbaum & Goldstein LLP conducted the quarterly review of our financial statements included in our Quarterly Report on Form 10-Q for the third quarter of Fiscal 2006, filed with the SEC on December 20, 2005. PricewaterhouseCoopers audited our financial statements for Fiscal 2005. Mendoza Berger audited our financial statements for Fiscal 2006. The decision to engage Mendoza Berger as our independent auditors for Fiscal 2007 has been approved by the Board of Directors and the Audit Committee.

Fees

Aggregate fees for professional services rendered to us by Mendoza Berger, Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers as of or for the years ended January 31, 2006 and 2005, respectively, were:

	2006	2005
Audit	$91,000	$157,176
Audit Related	—	165,614
Tax	1,822	177,044
Total	$92,822	$499,834

Audit fees for the years ended January 31, 2006 and 2005, respectively, were for professional services rendered for the audits of our consolidated financial statements and the statutory audits of certain subsidiary companies and the quarterly reviews of the financial statements included in our Forms 10-Q.

Audit Related fees for the years ended January 31, 2006 and 2005, respectively, were for accounting consultations in connection with the exchange offer and related transactions (the “Exchange Offer”), capital issuances and review of responses to various SEC comment letters.

Tax fees for the years ended January 31, 2006 and 2005, respectively, were for services related to tax compliance and advisory services including assistance with review of tax returns, advice on goods and services taxes and duties in various jurisdictions and ad hoc corporate tax planning and advice.

The Audit Committee has advised us that it has determined that the non-audit services rendered by our independent auditors during our most recent fiscal year are compatible with maintaining the independence of the auditors.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee pre-approves audit and non-audit services provided by our independent auditors at its quarterly meetings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF MENDOZA BERGER AS INDEPENDENT ACCOUNTANTS
FOR THE FISCAL YEAR ENDING JANUARY 31, 2007.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Executive Officers of the Company

Name	Age	Position
David Hirschhorn	45	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Todd Parker	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer

Board Meetings and Committees

The Board of Directors held eight meetings during the fiscal year ended January 31, 2006 (“Fiscal 2006”). On two other occasions, the Board of Directors took actions through unanimous written consents. Each director nominee attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors on which he was a member, if any, held during Fiscal 2006.

At the beginning of Fiscal 2006, our Board of Directors was comprised of the following three members: Stephen Stonefield and two of our current directors, Mr. Smith and Dr. Schwartz. Mr. Stonefield resigned from the Board of Directors on April 1, 2005, and the Board filled his vacancy with the appointment of Richardson E. Sells as a director. Mr. Sells was also appointed to the Audit Committee of our Board of Directors. There was no arrangement or understanding pursuant to which Mr. Sells was selected as a director and Mr. Sells has not been party to any transactions with us. Messrs. Hirschhorn and Parker were appointed as Co-Chairmen of the Board in July 2005.

The Audit Committee, which held four meetings during Fiscal 2006, assists the Board’s oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has two members, Dr. Schwartz and Mr. Sells. Each of Dr. Schwartz and Mr. Sells are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, but neither of Dr. Schwartz or Mr. Sells is considered an “audit committee financial expert” as such term is currently defined under the applicable rules and regulations of the SEC.

Our Board of Directors has determined that we do not currently have an audit committee financial expert serving on our Audit Committee. We did not have any active operations during Fiscal 2006. We intend to identify a person with relevant industry and financial expertise, and to attract, nominate and add such person to our Board of Directors to serve as our audit committee financial expert Fiscal 2008. We may request the assistance of one or more outside experts as needed to identify and attract such an audit committee financial expert at such time.

We do not have a compensation committee or a committee performing the functions of a compensation committee. We also do not have a nominating committee or a committee performing the functions of a nominating committee. Our Board of Directors fulfills the roles of these committees. It is the position of our Board of Directors that it is appropriate for us not to have separate compensation and nominating committees in light of our size and our current lack of active operations. Moreover, at present we are not required to have a nominating committee until such time as we are listed on a stock exchange in which event we would have to abide by the applicable rules and regulations of such stock exchange.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the members of our Board of Directors and can recommend nominees to our Board of Directors by writing directly to our Board of Directors or specified individual directors at the following address: Tri-Isthmus Group, Inc., Attn :  Corporate Secretary, 149 South Barrington Avenue, Suite 808, Los Angeles, California  90049.  Our Secretary will deliver stockholder communications to the specified individual director, if so addressed, or to one of our directors who can address the matter.

Compensation of Directors

Mr. Hirschhorn and Mr. Parker are the only directors also serving as full-time employees of the Company. They receive no additional compensation for services as directors. In addition, Mr. Smith is a director also serving as a consultant to us, but he receives no additional compensation for services as a director. With respect to non-employee, independent directors, our philosophy is to provide competitive compensation necessary to attract and retain qualified non-employee, independent directors. On November 17, 2005, our Board of Directors approved the grants to two independent directors of a total of 360,000 options which vest in quarterly increments over three years, with an effective issuance date of August 1, 2005. The exercise price of these options is $0.40 per share, which was the closing price of our Common Stock on November 17, 2005. All options were issued with Black Scholes assumptions of 99% volatility, $0.37 share price, risk free interest rates of 4.1%, and exercise price of $0.40.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than ten percent of our Common Stock, to file with the SEC reports of beneficial ownership on Form 3 and changes in beneficial ownership of our Common Stock and other equity securities on Form 4 or Form 5. SEC regulations require all officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during, and Forms 5 and amendments thereto furnished to us with respect to, the fiscal year ended January 31, 2006, and any written representations from reporting persons that no Form 5 is required, the following table sets forth information regarding each person who, at any time during the fiscal year ended January 31, 2006, was a director, officer or beneficial owner of more than 10% of our Common Stock who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 2006 or prior fiscal years:

Name	Number of Late Reports	Number of Transactions Not Reported On a Timely Basis	Known Failures To File a Required Form
Symphony House Berhad	2	1	Form 4 due June 16, 2005; Form 5 due March 17, 2006
Robert N. Schwartz	2	1	Form 4 due November 21, 2005; Form 5 due March 17, 2006
Richardson E. Sells	3	1	Form 3 due April 11, 2005; Form 4 due November 21, 2005; Form 5 due March 17, 2006

Code of Ethics

We have not adopted a code of ethics that applies to our Co-Chief Executive Officers, Co-Chief Financial Officers, principal accounting officer or controller, or persons performing similar functions. We did not have any active operations during Fiscal 2006. We intend to adopt an appropriate code of ethics consistent with the ambulatory surgery center industry we enter into and related an institutional accepted corporate governance practices for such industry. We may request the assistance of one or more outside experts as needed to adopt and implement such a code of ethics at such time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth certain information, as of December 15, 2006, regarding the beneficial ownership of our Common Stock, including Common Stock issuable upon conversion of all preferred convertible securities, options, warrants and other convertible securities, by (i) all persons or entities who beneficially own 5% or more of our Common Stock, (ii) each of our current directors, (iii) each of our current executive officers, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of December 15, 2006, there were 3,673,947 shares of Common Stock outstanding and 9,679,458 shares of Common Stock on a fully as-converted basis, with each share of Common Stock being entitled to one vote.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Common Stock Outstanding(2)	Percent of Total Outstanding(3)
Greater Than 5% Beneficial Owners
Symphony House Berhad	648,860	17.7%	5.43%
Level 17 Menara Milenium Jalan Damanlela Pusat Bandar Damansara 50490 Kuala Lumpur, Malaysia
Current Directors and Officers
David Hirschhorn(4)	1,725,000	41.6%	14.4%
Co-Chief Executive Officer, Co-Chief Financial Officer 149 South Barrington Avenue, Suite 808 Los Angeles, CA 90049
Todd Parker(5)	863,000	21.6%	7.22%
Co-Chief Executive Officer, Co-Chief Financial Officer 149 South Barrington Avenue, Suite 808 Los Angeles, CA 90049
Robert N. Schwartz, Ph.D(6)	182,107	4.73%	1.52%
Director 6 Duquesa Dana Point, CA 92629
Richardson E. Sells(7)	180,000	4.67%	1.50%
Director 18 Audubon Pond, Sea Pines Hilton Head, SC 29928
Dennis M. Smith(8)	475,000	11.4%	3.98%
Senior Consultant and Director 33 Gull Point Hilton Head, SC 29928
Current directors and executive officers as a group (5 persons)(9)	3,425,107	62.3%	28.7%

(1)          Except as otherwise indicated, we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to their shares. The number of shares shown as beneficially owned by any person or entity includes all Preferred Stock, options, warrants and other convertible securities currently exercisable by that person or entity within 60 days of December 15, 2006.

(2)          The percentages of beneficial ownership shown assume the exercise or conversion of all Preferred Stock, options, warrants and other securities convertible into Common Stock held by such person or entity currently exercisable within 60 days of December 15, 2006, but not the exercise or conversion of Preferred Stock, options, warrants and other convertible securities held by other holders of such securities.

(3)          Based on a total of 11,948,158 shares of Common Stock outstanding on a fully-diluted basis as of December 15, 2006, which includes shares of Common Stock issuable upon the conversion of our outstanding Preferred Stock and shares of Common Stock issuable upon the exercise of stock options and warrants that are exercisable within 60 days of December 15, 2006. Includes the 1,250,000 shares of Common Stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement.

(4)          Consists of (a) 1,250,000 restricted shares of Common Stock granted in connection with Mr. Hirschhorn’s Employment Agreement, dated as of July 18, 2005; and (b) 475,000 shares beneficially owned by Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds (i) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005; and (ii) 25 shares of Series 5-A Preferred Stock, which are convertible into 80,000 shares of Common Stock and warrants to purchase 15,000 shares of Common Stock at an exercise price of $0.50 per share, both of which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of September 18, 2006.

(5)          Consists of (a) 350,000 restricted shares of Common Stock granted in connection with Mr. Parker’s Employment Agreement, dated as of July 18, 2005; and (b) (i) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005, and (ii) 35 shares of Series 5-A Preferred Stock, which are convertible into 112,000 shares of Common Stock and warrants to purchase 21,000 shares of Common Stock at an exercise price of $0.50 per share, both of which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of September 18, 2006.

(6)          Consists of (a) 982 shares directly owned by Mr. Schwartz; (b) 1,125 shares beneficially owned by Mr. Schwartz in his capacity as trustee of the UBS IRA Trust (R.N.S); and (c) 180,000 shares of Common Stock issuable upon exercise of Mr. Schwartz’s stock options.

(7)          Consists of 180,000 shares of Common Stock issuable upon exercise of Mr. Sells’ stock options.

(8)          Consists of (a) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005; and (b) 25 shares of Series 5-A Preferred Stock, which are convertible into 80,000 shares of Common Stock and warrants to purchase 15,000 shares of Common Stock at an exercise price of $0.50 per share, both of which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of September 18, 2006.

(9)          Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting or investment powers. Also includes an aggregate of 363,750 shares of Common Stock issuable upon exercise of stock options held by all current directors and executive officers as a group.

Preferred Stock

Series 1-A Convertible Preferred Stock

The Series 1-A Preferred Stock votes as a single class with the Common Stock, the Series 2-A Preferred Stock and the Series 5-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of Common Stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 1-A Preferred Stock is currently convertible into approximately 1.53 shares of Common Stock.

The following table sets forth certain information as of December 15, 2006, regarding the beneficial ownership of Series 1-A Preferred Stock by (i) all persons or entities who beneficially own 5% or more of our Series 1-A Preferred Stock, (ii) each of our current directors, (iii) each of our current executive officers, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of December 15, 2006, there were 67,600 shares of Series 1-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 1-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
Greater Than 5% Beneficial Owners
Ron Soderling	40,000	59.2%	*
Suite 270 Newport Beach, CA 92660
First Clearing Corporation	20,000	29.6%	*
P.O. Box 6570 Glen Allen, VA 23058
Susan Lacerra & Steven Tingey JT	7,600	11.2%	*
c/o Jefferies & Co. Inc. 650 California Street San Francisco, CA 94108

*                    Less than 1%.

(1)          The percentages of beneficial ownership assume the conversion into Common Stock of all Series 1-A Preferred Stock held by such person or entity and is based on a total of 11,948,158 shares of Common Stock outstanding on a fully-diluted basis as of December 15, 2006, which includes shares of Common Stock issuable upon the conversion of our outstanding preferred securities and shares of Common Stock issuable upon the exercise of stock options and warrants that are exercisable within 60 days of December 15, 2006. Includes the 1,250,000 shares of Common Stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement.

Series 2-A Convertible Preferred Stock

The Series 2-A Preferred Stock votes as a single class with the Common Stock, Series 1-A Preferred Stock and Series 5-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred

Stock and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of Common Stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of Series 2-A Preferred Stock is currently convertible into approximately 1.97 shares of Common Stock.

The following table sets forth certain information as of December 15, 2006, regarding the beneficial ownership of Series 2-A Preferred Stock by (i) all persons or entities who beneficially own 5% or more of our Series 2-A Preferred Stock, (ii) each of our current directors, (iii) each of our current executive officers, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of December 15, 2006, there were 3,900 shares of Series 2-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 2-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
Greater Than 5% Beneficial Owners
Ali R. Moghaddami	3,900	100%	*
2000 Riverside Drive Los Angeles, CA 90039

*                    Less than 1%.

(1)          The percentages of beneficial ownership assume the conversion into Common Stock of all Series 2-A Preferred Stock held by such person or entity and is and is based on a total of 11,948,158 shares of Common Stock outstanding on a fully-diluted basis as of December 15, 2006, which includes shares of Common Stock issuable upon the conversion of our outstanding preferred securities and shares of Common Stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of December 15, 2006. Includes the 1,250,000 shares of Common Stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement.

Series 5-A Convertible Preferred Stock

The Series 5-A Preferred Stock votes as a single class with the Common Stock, Series 1-A Preferred Stock and the Series 2-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of Common Stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 5-A Preferred Stock is currently convertible into approximately 3,200 shares of Common Stock.

The following table sets forth certain information as of December 15, 2006, regarding the beneficial ownership of Series 5-A Preferred Stock by (i) all persons or entities who beneficially own 5% or more of our Series 5-A Preferred Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table found below, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of December 15, 2006, there were 1,842 shares of Series 5-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 5-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
Greater Than 5% Beneficial Owners
William A. Houlihan	250	13.6%	6.70%
10900 Wayzata Boulevard Minnetonka, MN 55305
William McGrath and Mary Ann McGrath	230	12.5%	6.16%
943 Edgemere Court Evanston, IL 60202
Stuart Epstein	125	6.79%	3.35%
135 West 80th Street New York, NY 10024
Oceancrest Associates, LP	100	5.4%	2.68%
4100 Newport Place, Suite 300 Newport Beach, CA 92660
Page Living Trust by Thomas A. Page and Evelyn W. Page	100	5.4%	2.68%
1904 Hidden Crest Drive El Cajon, CA 92019
Doerken 2003 Charitable Remainder Unitrust	100	5.4%	2.68%
1448 15th Street, Suite 100 Snata Monica, CA 90404
Steven Spector	94	5.1%	2.52%
17531 Weddington Street Encino, CA 91316
Current Directors and Officers
David Hirschhorn(2)	125	6.79%	3.29%
149 South Barrington Avenue, Suite 808 Los Angeles, CA 90049
Todd Parker	135	7.33%	3.62%
149 South Barrington Avenue, Suite 808 Los Angeles, CA 90049
Dennis M. Smith	125	6.79%	3.35%
33 Gull Point Hilton Head, SC 29928
Current directors and executive officers as a group (3 persons)	385	20.9%	10.3%

*                    Less than 1%.

(1)          The percentages of beneficial ownership assume the conversion into common stock of all Series 5-A Preferred Stock held by such person or entity and is based on a total of 11,948,158 shares of common stock outstanding on a fully-diluted basis as of December 15, 2006, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock options and warrants that are exercisable within 60 days of December 15, 2006. Includes the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement.

(2)          Includes shares beneficially owned by Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds 125 shares of Series 5-A Preferred Stock, which are convertible into 400,000 shares of common stock.

EXECUTIVE OFFICER COMPENSATION

The following summary compensation table sets forth information regarding the compensation for the last three completed fiscal years of (a) our Chief Executive Officer, (b) the one executive officer other than the Chief Executive Officer who was serving as an executive officer as of January 31, 2006, and whose total annual salary and bonus for the most recent fiscal year exceeded $100,000, and (c) the three other executive officers who would have been among the highest paid executive officers if they had been an executive officer as of January 31, 2006.

Summary Compensation Table

	Fiscal			Long-Term Compensation
	Year			Restricted
	Ended	Annual Compensation		Stock	Securities Underlying	All Other
Name and Principal Position	Jan. 31,	Salary	Bonus(1)	Awards	Options/SARs(2)	Compensation
David Hirschhorn	2006	$112,985	7,500	1,250,000	0	10,945	(3)
Co-Chief Executive	2005	$0	0	0	0	0
Officer, Co-Chief	2004	$0	0	0	0	0
Financial Officer
Todd Parker	2006	$53,169	7,500	350,000	0	6,200	(4)
Co-Chief Executive	2005	$0	0	0	0	0
Officer, Co-Chief	2004	$0	0	0	0	0
Financial Officer
Dennis M. Smith	2006	$154,367	0	0	0	160,396	(5)
Former Chief Financial	2005	$294,872	0	0	0	99,348	(6)
Officer, until July 18, 2005	2004	$224,326	135,570	0	0	169,940	(7)
James G. Higham**	2006	$110,595	13,667	0	0	14,606	(8)
Former Vice President,	2005	$164,012	25,500	0	12,500	11,929	(9)
General Counsel	2004	$148,540	28,356	0	0	9,610	(10)
Phillip E. Kelly**	2006	$0	0	0	0	0
Former Chief Executive	2005	$321,200	0	0	0	189,362	(11)
Officer	2004	$292,000	14,600	0	0	28,999	(12)
John G. Cantillon**	2006	$0	0	0	0	0
Former Chief Operating	2005	$221,600	75,414	0	0	40,000	(13)
Officer	2004	$175,079	83,579	0	0	36,000	(13)
Neal Gemassmer**	2006	$0	0	0	0	0
Former Vice President,	2005	$129,953	66,125	0	11,250	7,783	(14)
Client Outsourcing	2004	$140,185	30,343	0	0	1,538	(15)
Solutions

       (1) In the case of Mr. Gemassmer, includes sales commissions and cash awards. In the case of the other executive officers, represents annual bonus payments.

       (2) Throughout this report, the number of shares underlying options granted are adjusted for the 20:1 post-reverse split on November 20, 2002.

       (3) Includes the following paid by us on behalf of or to Mr. Hirschhorn: (a) $8,208 for employer contribution for Medicare and OASDI, (b) $2,086 for Annual Leave Entitlement, and (c) $651 for Mandatory Social Security.

       (4) Includes the following paid by us on behalf of or to Mr. Parker: (a) $4,519 for employer contribution for Medicare and OASDI, (b) $982 for Annual Leave Entitlement, and (c) $698 for Mandatory Social Security.

       (5) Includes the following paid by us on behalf of or to Mr. Smith: (a) $150,000 for Consultancy Fee, (b) $769 in Hong Kong Mandatory Provident Fund contribution, and (d) $10,429 in health insurance premiums for Mr. Smith and certain of his family members.

       (6) Includes the following paid by us on behalf of or to Mr. Smith: (a) $61,052 in housing allowance, (b) $6, 417 for a tax filing fee, (c) $1,541 in Hong Kong Mandatory Provident Fund contribution, and (d) $30,338 in health insurance premiums for Mr. Smith and certain of his family members.

       (7) Includes the following paid by us on behalf of or to Mr. Smith: (a) $125,153 in housing allowance, (b) $19,064 in education allowance for one of Mr. Smith’s children, (c) $1,540 in Hong Kong Mandatory Provident Fund contribution, and (e) $24,183 in health insurance premiums for Mr. Smith and certain of his family members.

       (8) Includes the following paid by us on or behalf of Mr. Higham: (a) $173 membership dues, (b) $1,598 for employer contribution for Medicare and OASDI, (c) $6,364 for Annual Leave Entitlement, and (d) $5,152 in 401(k) Plan contributions.

       (9) Includes the following paid by us on or behalf of Mr. Higham: (a) $5,822 in 401(k) Plan contributions and (b) $5,366 in health insurance premiums.

(10) Includes the following paid by us on or behalf of Mr. Higham: (a) $4,244 in 401(k) Plan contributions and (b) $5.266 in health insurance premiums.

(11) Includes the following paid by us on behalf of or to Mr. Kelly: (a) $4,524 for tax preparation and filing fee, (b) $4,380 401(k) Plan contribution, (c) $17,218 in health insurance premiums, (d) $28,651 in travel expenses for spouse, (e) $87,600 severance payment covering three months salary in accordance with Mr. Kelly’s employment agreement, and (f) $46,989 in accrued but unused vacation pay paid upon Mr. Kelly’s departure.

(12) Includes the following paid by us on behalf of or to Mr. Kelly: (a) $5,239 for tax preparation and filing fee, (b) $2,628 401(k) Plan contribution, (c) $13,780 in health insurance premiums, and (d) $7,352 in travel expenses for spouse.

(13) Consists of composite and housing allowance paid by us on behalf of or to Mr. Cantillon.

(14) Includes the following paid by us on behalf of or to Mr. Gemasmmer: (a) $1,413 in Hong Kong Mandatory Provident Fund contribution, and (b) $6,370 in accrued but unused vacation pay paid upon Mr. Gemasmmer’s departure.

(15) Represents Hong Kong Mandatory Provident Fund contribution paid by us.

          ** Mr. Kelly left the Company in December 2004. Mr. Cantillon left in November 2004. Mr. Gemassmer left in January 2005. Mr. Higham left in October 2005.

Options

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to two of the directors, Messrs. Schwartz and Sells, concerning individual grants of options to purchase Common Stock made in Fiscal 2006 to these individuals. Apart from these grants, during Fiscal 2006 we did not grant any other options to the named executive officers and directors to purchase shares of our Common Stock.

Option Grants In Last Fiscal Year
(Individual Grants)

						Potential Realizable Value at Assumed Annual Rates of
	Number of	% of Total				Stock Price
	Shares	Options	Exercise			Appreciation
	Underlying	Granted to Directors	of Base			for Option
	Options	in the Current	Price Per	Expiration		Term(1)(2)
Name and Principal Position	Granted	Fiscal Year(3)	Share	Date		5%	10%
Robert N. Schwartz	180,000	50%	$0.40	02/05/14	(4)	$0.00	$0.00
Director
Richardson Sells	180,000	50%	$0.40	02/05/14	(5)	$0.00	$0.00
Director

(1)          The dollar amounts in these columns are the product of (1) the difference between (a) the product of the per-share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded annually over the term of the option (ten years) and (b) the per-share exercise price of the option and (2) the number of shares underlying the grant at fiscal year-end.

(2)          The appreciation rates stated are arbitrarily assumed and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value that may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition and economic conditions, over which the optionee may have little or no control. Since the per-share exercise price of the options is greater than the assumed future stock price at the assumed appreciation rates, the potential realizable value of the options is $0.00.

(3)          Based on an aggregate of 360,000 options granted to directors of the Company in Fiscal 2006.

(4)          On August 1, 2005, Mr. Schwartz was granted options to purchase 180,000 shares of Common Stock at an exercise price of $0.40 per share. All of these options are fully vested and exercisable as of August, 2008. The fair market value of our Common Stock on the grant date was $0.40 per share.

(5)          On August 1, 2005, Mr. Sells was granted options to purchase 180,000 shares of Common Stock at an exercise price of $0.40 per share. All of these options are fully vested and exercisable as of August, 2008. The fair market value of our Common Stock on the grant date was $0.40 per share.

Compensation Committee Interlocks and Insider Participation

As noted previously, we do not have a Compensation Committee and as its duties were carried out by the full Board of Directors. We have arrangements to compensate our directors and officers. These arrangements are described under “Certain Transactions” below.

CERTAIN TRANSACTIONS

Compensation of Officers—Executive Employment Agreements

We have entered into employment agreements with each of Messrs. Hirschhorn, and Parker.

Mr. Hirschhorn is party to an employment agreement with one of our subsidiaries, dated as of July 18, 2005. Under this agreement, effective July 18, 2005, Mr. Hirschhorn receives annual base salaries for the years ending July 18, 2006, 2007, and 2008, of $204,000, $240,000 and $360,000, and is eligible for an annual target incentive bonus of up to 300% of the applicable base salary. This bonus is payable upon achievement of certain performance targets to be set by the board of directors. Under his employment agreement, Mr. Hirschhorn is guaranteed annual incentive bonuses of $50,000, $75,000 and $100,000. Mr. Hirschhorn received a sign-on grant of 1,250,000 restricted shares of the Common Stock. The Company may immediately terminate Mr. Hirschhorn’s employment agreement with cause upon the happening of certain specified events. The Board of Directors may, at its discretion, terminate Mr. Hirschhorn’s employment upon written notice without cause; provided, however, in the event Mr. Hirschhorn is terminated without cause the Company is obligated to pay Mr. Hirschhorn certain lump sum payments. Mr. Hirschhorn may terminate his employment agreement upon at least sixty days written notice to the Company.

Mr. Parker is party to an employment agreement with one of our subsidiaries, dated as of July 18, 2005. Under this agreement, effective July 18, 2005, Mr. Parker receives a base salary of $96,000 per year, and guaranteed annual incentive bonuses of $25,000, $50,000 and $75,000.

As a result of the completion of certain financing with respect to the purchase of our Series 5-A Preferred Stock on July 18, 2005, Mr. Smith is no longer a full-time employee of the Company. However, as of July 18, 2005, Mr. Smith is currently party to a consulting agreement dated as of July 18, 2005 (discussed below under the heading “Smith Consulting Agreement”).

Mr. Higham, who left the Company in October of 2005, was party to an employment agreement with one of our subsidiaries, dated as of September 1, 2003. Under this agreement, Mr. Higham received a base salary of $164,000 per year, and was eligible for a target incentive bonus equal to 35% of the base salary. This bonus is payable upon achievement of certain performance targets set by the Board of Directors. This agreement has been terminated and is no longer of any force and effect.

Vsource Asia Board of Directors

Dennis Smith, director of the Company, serves as a director of Vsource Asia which provides accounting services to us (see below), which company is majority owned by Symphony House Berhad, a Malaysian company (“Symphony House”), and receives no compensation for such services. As a result of exchanging his Company Series 4-A Preferred Stock in the Exchange Offer, Mr. Smith held a minority ownership interest in Asia Holding Co. that owns a majority of the shares of Vsource Asia and Symphony House is the majority shareholder of Asia Holding Co. However, currently, Mr. Smith holds no shares of Asia Holding Co.

Vsource Asia Relationship and Symphony House

Vsource Asia provides the Company with infrastructure management and administrative services, including accounting support for a monthly fee of $5,000. Presently, these services are provided under an oral understanding whereby the parties agree that the vendor agreement will be pay-as-you-go and month-to-month.

Symphony House is the majority owner of Vsource Asia and owns 77.4% of Vsource Asia’s voting securities through direct and indirect ownership. Symphony House currently beneficially owns 648,860 shares of our Common Stock, representing 31.3% of our outstanding Common Stock as of March 31, 2005, and pursuant to an outstanding warrant it purchased as part of the Symphony Purchase Agreement from a former preferred stockholder. This warrant became exercisable on April 1, 2005 and entitles Symphony to acquire an additional 1,000,000 shares of our Common Stock at an exercise price per share of $0.01. Therefore, assuming it exercises its warrant, Symphony House would own 1,648,860 shares of Common Stock, which would represent 53.6% of our Common Stock, when measured at March 31, 2005.

On May 24, 2005, the Company entered into a purchase and sale of obligation agreement, dated as of May 24, 2005 (the “Sale and Purchase Agreement”), with Symphony House that is the majority owner of Vsource Asia. On June 14, 2005, pursuant to the Sale and Purchase Agreement, the Company sold to Symphony House certain legacy inter-company obligations totaling $1.739 million due to the Company from Vsource Asia. Consideration under the Sale and Purchase Agreement received by the Company consisted of a cash payment of $804,250 and the transfer of all rights, title and interest in an exercisable warrant held by Symphony House to purchase 1,000,000 shares of the Common Stock, par value $0.01, at a per share exercise price of $0.01. Immediately following the June 14, 2005 closing, the Company cancelled the Symphony House warrant. In connection with the sale of the inter-company obligations to Symphony House and the subsequent cancellation of this warrant, the Company recorded a loss of $0.795 million based on the value of the receivable and warrant at the time of closing.

Smith Consulting Agreement

Mr. Smith, a member of the Company’s Board of Directors, is party to a consulting agreement dated as of July 18, 2005, with one of the Company’s subsidiaries pursuant to which Mr. Smith is paid a monthly fee of $25,000 in return for certain strategic consulting services. The Company may immediately terminate the consulting agreement with cause upon the happening of certain specified events, or may, at its discretion, terminate the consulting agreement upon written notice without cause. Mr. Smith may terminate the consulting agreement upon at least sixty days written notice.

Series 5-A Preferred Stock and Warrants Financing—July, 2005

On July 18, 2005, the Company entered into a Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005 (the “Purchase Agreement”), pursuant to which we issued and sold 1,478 shares of a newly created class of preferred stock, known as Series 5-A Convertible Preferred Stock, and warrants to purchase an aggregate of 886,800 shares of Common Stock to a group of investors (the “Investors”) led by Hope & Abel Investments, LLC of Los Angeles, California, in exchange for an aggregate purchase price of US$1.478 million (the “Financing”), including a promissory note in the amount of $150,000 issued to the Company by one of the Investors. On July 18, 2005 and in accordance with the terms of the Purchase Agreement, we completed the Financing and issued and sold 1,478 shares of Series 5-A Convertible Preferred Stock and warrants to acquire 886,800 shares of Common Stock to the Investors. The 1,478 shares of Series 5-A Preferred stock have an initial conversion price of $0.3125 per share and in the aggregate are initially convertible into 4,729,600 shares of Common Stock, representing 65.7% of our Common Stock, on a fully diluted basis. The related warrants have an initial exercise price of

$0.50 per share and, if exercised, in the aggregate would be exercisable into 886,800 shares of Common Stock, representing 11.0% of our Common Stock, on a fully-diluted basis. On July 18, 2005 and in connection with the Financing, our Board appointed two new members representing the Investors, David Hirschhorn and Todd Parker. Also on July 18, 2005, David Hirschhorn and Todd Parker replaced Dennis M. Smith in his capacity as Chairman and Chief Executive Officer and began serving as Co-Chairmen of the Board and Co-Chief Executive Officers of the Company.

Advisory Board

On August 22, 2005, the Company announced the creation of an Advisory Board with seven initial members. In a Current Report on Form 8-K filed with the SEC on August 23, 2005, which report is incorporated herein by reference, we disclosed that we intended to issue warrants to purchase up to 900,000 shares of our Common Stock to Advisory Board members as compensation for their service. A form of the Advisory Board warrant was filed as Exhibit 4.2 to the Current Report on Form 8-K filed on August 23, 2005. On November 9, 2005, we delivered 727,500 such warrants to our advisory board members, with an effective issuance date of August 2, 2005. All such warrants were issued with Black-Scholes assumptions of 99% volatility, $0.35 share price, risk free interest rates of 4.1%, and exercise price of $0.35. The warrants become one-third vested upon issuance and vest an additional third after each calendar year. The warrants are fully vested after two years.

Series 5-A Preferred Stock and Warrants Financing—September, 2006

On September 18, 2006, the Company closed a private placement financing transaction pursuant to which it received an aggregate of $364,000 in exchange for the issuance of an additional 364 shares of Series 5-A Preferred Stock and warrants to purchase an aggregate of 218,400 shares of common stock, pursuant to a Series 5-A Preferred Stock and Warrant Purchase Agreement dated as of September 18, 2006. The group of investors for this private placement included Hope & Abel Investments, LLC, an affiliate of David Hirschhorn, the Company’s Co-Chairman and Co-Chief Executive Officer, for $25,000; Todd Parker, the Company’s Co-Chairman and Co-Chief Executive Officer, for $35,000; and Dennis M. Smith, one of the Company’s directors, for $25,000.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During Fiscal 2006, the Board of Directors set the salaries and other compensation of our executive officers and certain other key employees and administered our stock option and bonus plans.

General Compensation Policy

For Fiscal 2006, the Board of Directors determined the base salary for the Co-Chief Executive Officers. The goal of the Board of Directors’ compensation policy during the last fiscal year was to retain, motivate and reward management through our compensation policies and awards. Generally, compensation of executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of stockholders. The Board of Directors has approved compensation policies consistent with these goals and has authorized the Board of Directors to supervise the implementation of these policies. Our compensation program for executives consists of three basic elements:  (a) base salary; (b) performance-based bonuses; and (c) periodic grants of stock options.

Base Salary.   Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive’s experience. In addition, consideration is given to other factors, including an officer’s contribution to us as a whole.

Bonus Compensation.   The Board of Directors believes that cash bonuses are an important part of executive officer’s compensation. The actual amount to be awarded to an executive officer is contingent upon our meeting specified corporate goals and the officer meeting specified individual goals, with corporate performance having a significantly heavier weighting in the calculation of an executive officer’s bonus.

Long Term Incentives.   Currently, stock options are our primary long-term incentive vehicle. Substantially all of our employees are eligible for stock option awards on an annual basis. Whether an award is made, and the size of the award, is based on position, responsibilities and corporate and individual performance. During Fiscal 2006, we granted options to purchase 360,000 shares of Common Stock at an exercise price of $0.40 per share to Dr. Schwartz and Mr. Sells, respectively. Apart from these grants, during Fiscal 2006 we did not grant any others options to the named executive officers and directors to purchase shares of our Common Stock.

The Board of Directors has the authority to review annually the annual and long-term compensation of all of our executives and employees to assure that all such executives and employees continue to be properly motivated to serve the interests of our stockholders.

Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because no executive officer had total compensation exceeding $1 million in the previous fiscal year, the Board of Directors has not found it necessary to address the issues related to these requirements.

Executive Compensation for the Fiscal Year Ended January 31, 2006

Mr. Smith served as our Chief Executive Officer since December 2004 and until July 2005. For Fiscal 2006, Mr. Smith received a salary of $154,367, no bonus, and other compensation in the aggregate amount of $160,396. From and after July 2005, Mr. Hirschhorn and Mr. Parker served as Co-Chief Executive Officers. For Fiscal 2006, Mr. Hirschhorn received a salary of $112,985, a bonus of $7,500 and other compensation in the aggregate amount of $10,945. For Fiscal 2006, Mr. Parker received a salary of $53,169, a bonus of $7,500 and other compensation in the aggregate amount of $6,200. The Board of Directors believes that Mr. Smith’s, Mr. Hirschhorn’s and Mr. Parker’s salary and other compensation for Fiscal 2006, were determined in a manner generally consistent with the factors described above. Our Board of Directors believes that our executives are adequately compensated based upon our current level of development. Our executives and related incentive compensation are structured to reward our entrance into our chosen industry segments through investment, acquisition, merger and maintaining access to growth capital. At such time as we close on an appropriately sized transaction, our Board of Directors may re-evaluate our executive employment agreements based upon prevailing trends in compensation for similar sized entities in our chosen industries.

The majority of our executive compensation is in the form of restricted stock and future restricted stock awards. Our management and our Board of Directors believe this aligns the interests of our executives with the interests of our stockholders.

David Hirschhorn
Todd Parker
Dennis M. Smith
Robert N. Schwartz, Ph.D.
Richardson E. Sells

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and which was attached to the Company’s proxy statement relating to its 2005 annual stockholders meeting, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to the financial statements.

In fulfilling its oversight responsibility of reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended January 31, 2006. Management has confirmed to the Audit Committee that the financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles. Further, the Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

The Audit Committee has discussed with Mendoza Berger & Company, L.L.P. (“Mendoza Berger”), the Company’s independent auditors for the fiscal year ended January 31, 2006, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

The Audit Committee has received from Mendoza Berger a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Mendoza Berger and the Company that in its professional judgment may reasonably be thought to bear on independence. Mendoza Berger has discussed its independence with the Audit Committee, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee also considered whether Mendoza Berger’s provision of non-audit services to the Company and its affiliates is compatible with Mendoza Berger’s independence. Mendoza Berger does not provide any non-audit services to the Company.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2006.

Robert N. Schwartz, Ph.D.
Richardson E. Sells

The foregoing Audit Committee Report will not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock on January 31, 2001, and as of the end of each fiscal year through January 31, 2006, with the cumulative total return of the Nasdaq Composite Index, the Goldman Sachs Technology Services Index and a group of peer companies (the “Peer Group Index”). The Peer Group Index consists of the following companies in the ambulatory surgery center industry: AmSurg Corp., Symbion, Inc. and United Surgical Partners International, Inc. This graph assumes the investment of $100 on February 1, 2001, in our Common Stock, the Nasdaq Composite Index, the Goldman Sachs Technology Services Index, the Peer Group Index and the reinvestment of dividends. No dividends have been declared or paid on our Common Stock during the period. Although our Common Stock stopped trading on the Nasdaq National Market on December 21, 2001, and now trades on the OTC Bulletin Board, we have compared the cumulative total stockholder return of our Common Stock with the Nasdaq Composite Index because we believe this provides shareholders with a broad index comparison. In addition, please note that in the Proxy Statement for the fiscal year ended January 31, 2005, for this stock price performance graph, the Company selected the Goldman Sachs Technology Services Index for comparing the cumulative total return on the Company’s Common Stock. However, as a result of changes in the Company’s business, the Company has decided, beginning with this Proxy Statement and going forward, to utilize a different Peer Group consisting of companies in the ambulatory surgery center industry, for the purposes of comparing the cumulative total return on the Company’s Common Stock. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TRI-ISTHMUS GROUP, INC.,

NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JAN. 31, 2006

	2001	2002	2003	2004	2005	2006
TRI-ISTHMUS GROUP, INC.	100.00	6.67	3.56	1.24	0.33	2.00
NASDAQ COMPOSITE INDEX	100.00	70.45	48.63	76.33	76.02	85.47
OLD PEER GROUP INDEX	100.00	93.56	.56.53	74.81	74.80	83.35
NEW PEER GROUP INDEX	100.00	97.39	100.39	194.11	201.51	255.16

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Report on Form 10-K for the year ended January 31, 2006 is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company’s Annual Report on Form 10-K for the year ended January 31, 2006, may be obtained without charge upon request to:

Tri-Isthmus Group, Inc.
149 South Barrington Ave.
Suite 808
Los Angeles, California 90049
Attention: Investor Relations
Tel. (818) 887-6659

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

TRI-ISTHMUS GROUP, INC.

149 South Barrington Ave.
Suite 808
Los Angeles, California 90049

This Proxy is Being Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Tri-Isthmus Group, Inc., a corporation organized under the laws of the State of Delaware, hereby appoints David Hirschhorn and Todd Parker or either of them as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Tri-Isthmus Group, Inc., which the undersigned is or may be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, January 26, 2007, at 11:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, or any adjournments or postponements thereof.

(Continued and to be dated and signed on reverse side)

DETACH PROXY CARD HERE

The Board of Directors recommends a vote FOR the proposals below.

1. To elect five directors.	FOR all nominees listed (except those nominees whose names have been	WITHHOLD AUTHORITY to vote for all nominees listed
stricken pursuant to the instruction below)
Nominees: David Hirschhorn, Todd Parker, Dennis M. Smith, Robert N. Schwartz, Ph.D. and Richardson E. Sells.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)
2. To approve the ratification of the appointment of Mendoza Berger & Company, L.L.P., as the independent accountants of the Company for the fiscal years ending January 31, 2007.
FOR	AGAINST	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1, and “FOR” Proposal 2.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated January 5, 2007.
Date:
Signature:
(Signature)
Title:
Signature:
(Signature if held jointly)
Title:

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.